UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 21, 2005 (January 18, 2005)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699

(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     At a regularly scheduled meeting held on January 18, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Sunoco Partners LLC (the “Company”), general partner of Sunoco Logistics Partners L.P. (the “Partnership”), approved awards of performance-based restricted units to certain key employees. These restricted unit awards were made subject to the terms of the Company’s Long-Term Incentive Plan (the “LTIP”). The Committee also established the performance goals for the performance-based restricted units. Actual payout of the restricted units (in the form of common units, representing limited partnership interests in the Partnership) is conditioned upon the Partnership’s attainment of certain performance levels, based forty percent (40%) upon total unitholder return compared to an identified peer group and sixty percent (60%) on cash available for distributions to unitholders over the course of the three-year restriction period. A copy of the LTIP was filed as Exhibit 10.11 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Copies of form agreements under the LTIP were filed as Exhibits 10.1, and 10.2 to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

     On January 18, 2005, the Committee also approved the 2004 cash bonus awards, to be paid in March 2005, under the Company’s Annual Incentive Plan (the “AIP”) to certain key employees. These awards were made in conformance with certain pre-established objective performance measures for the Partnership, relating to annualized goals for cash earned and available for distribution to unitholders, as modified by: (1) certain health, environment and safety (“HES”) performance goals, and (2) certain performance goals specific to the Partnership’s crude oil lease acquisition business unit.

     In addition, at the same January 18, 2005 meeting, the Committee established performance criteria for the 2005 annual incentive awards. These awards will be based upon the Partnership meeting annualized objectives for cash earned and available for distribution to unitholders, as modified by: (1) HES performance goals, and (2) certain performance goals specific to the Partnership’s crude oil lease acquisition business unit. Actual payout of these awards can range from zero to two times a specified target percentage of a participant’s annual salary. A copy of the Company’s Annual Incentive Plan was filed as Exhibit 10.12 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     At a regularly scheduled meeting of the Company’s Board of Directors, held January 18, 2005, the Board approved an increase in the annual Compensation Committee chair retainer, from $1,500 to $2,500 in cash. At that same meeting, the Board also approved: (1) an increase in the annual retainer paid to the Company’s independent directors, from $15,000 to 17,500 in cash, paid quarterly, and (2) an increase in the number of restricted units paid quarterly to the Company’s independent directors under the LTIP. The aggregate fair market value of such restricted unit payments was increased from $15,000 to $17,500 on an annual basis (the fair market value of each quarterly payment of restricted units is calculated as of the payment date). This restricted unit portion of the annual retainer is required to be deferred under the Company’s Directors’ Deferred Compensation Plan. Copies of the LTIP and the Directors’ Deferred Compensation Plan were filed as exhibits to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

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     The Partnership and Sunoco, Inc. extended the term of Section 4.1 of the Omnibus Agreement with Sunoco, Inc., concerning the Partnership’s obligation to pay the Company an annual fee for the provision by Sunoco, Inc. of certain general and administrative services. The term has been extended one year, at an annual Administrative Fee of Eight Million Four Hundred Thousand Dollars ($8,400,000), subject to certain offsets.

     A copy of the Omnibus Agreement was filed as Exhibit 10.5 to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. A copy of the agreement with Sunoco extending the term of Section 4.1 of the Omnibus Agreement will be filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which the Partnership currently anticipates filing during the first two weeks of March 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP. By: Sunoco Partners LLC, its General Partner
By:	/s/ SEAN P. McGRATH
Sean P. McGrath
Comptroller

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